As filed with the Securities and Exchange Commission on January 31, 2019

Registration No. 333-146749

Registration No. 333-198765

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-146749

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198765

Under the Securities Act of 1933

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2160665 (I.R.S. Employer Identification No.)

135 Fell Court Hauppauge, NY (Address of Principal Executive Offices)	11788 (Zip Code)

2007 Stock Incentive Plan

IQinVision, Inc. 2011 Stock Incentive Plan and the IQinVision, Inc. 2001 Stock Incentive Plan

(Full title of the plan)

Saagar Govil
Chairman and Chief Executive Officer
Vicon Industries, Inc.
135 Fell Court
Hauppauge, NY 11788

(Name and address of agent for service)

(631) 952-2288

(Telephone number, including area code, of agent for service)

Copy to:

Spencer G. Feldman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller reporting company [X]

DEREGISTRATION OF UNSOLD SECURITIES

Vicon Industries, Inc., a New York corporation (the “Company”), previously registered shares of its common stock, par value $0.01 per share (“Common Stock”) under the following registration statements (each, a “Registration Statement” and collectively, the “Registration Statements”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements. The Company is filing this post-effective amendment to each of the Registration Statements to deregister any and all securities that remain unsold under such Registration Statements.

(1)	Registration Statement No. 333-146749, filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2007, registering the offer and sale of 500,000 shares of the Company’s Common Stock issuable pursuant to the Company’s 2007 Stock Incentive Plan.

(2)	Registration Statement No. 333-198765, filed with the Commission on September 16, 2014, registering the offer and sale of 607,016 shares of the Company’s Common Stock issuable pursuant to the IQinVision, Inc. 2011 Stock Incentive Plan and the IQinVision, Inc. 2001 Stock Incentive Plan.

The shares of Common Stock noted in the immediately preceding paragraphs do not take into account corporate actions, such as stock splits, taken since the filing of the referenced Registration Statement.

The Company is terminating all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to its Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York on the 31st day of January 2019.

VICON INDUSTRIES, INC.

By:	/s/ Saagar Govil
Saagar Govil
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the registrant’s Registration Statements on Form S-8 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Saagar Govil	Chairman and Chief Executive Officer	January 31, 2019
Saagar Govil	(Principal Executive Officer)

/s/ John M. Badke	Chief Operating Officer and Chief Financial	January 31, 2019
John M. Badke	Officer (Principal Financial and Accounting Officer)

/s/ Aron Govil	Director	January 31, 2019
Aron Govil

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